As filed with the Securities and Exchange Commission on October 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOQII HOLDING LIMITED

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

Building 9, No. 388, Shengrong Road, Pudong New District, Shanghai 201210 The People’s Republic of China +86-21-68826799 (Address and telephone number of Registrant’s principal executive offices)	Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 United States of America (1) 800 221-0102 (Name, Address, and Telephone Number for Agent of Service)

Copy to:

Shuang Zhao

Cleary Gottlieb Steen & Hamilton LLP

c/o 37th Floor, Hysan Place

500 Hennessy Road, Causeway Bay

Hong Kong

+852 2532 3783

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and itis not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2022

PROSPECTUS

US$260,000,000

Boqii Holding Limited

Class A Ordinary Shares

Warrants

Units

Boqii Holding Limited ( “the Company”) may offer from time to time up to a total amount of US$260,000,000, consisting of (i) Class A ordinary shares, par value US$0.001 per share, including American depositary shares, or ADSs, each representing 4.5 Class A ordinary shares, (ii) warrants to purchase Class A ordinary shares or other securities, (iii) units (collectively, the “Securities”), or any combination thereof, in one or more offerings, at prices and on terms described in one or more supplements to this prospectus.

Each time we sell Securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of these Securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our Securities.

We may sell the Securities independently or together with any other Securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ADSs are currently listed on the NYSE under the symbol “BQ.” As of October 17, 2022, the closing price of our ADSs on the NYSE was US$1.12 per ADS. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our Securities involves risks. You should read the “Risk Factors” in Item 3.D of our most recent annual report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” of this prospectus, and in any applicable prospectus supplement(s), any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our Securities.

Boqii Holding Limited is a Cayman Islands holding company with no business operations. Our corporate structure involves unique risks to investors in the ADSs. The Company conducts its operations in China through its PRC subsidiaries and variable interest entities, or the VIEs, and the VIEs’ subsidiaries. The Company, its shareholders who are non-PRC residents and its subsidiaries do not and are not legally permitted to have any equity interests in the VIEs as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services and certain other restricted services related to our businesses. As a result, the Company operates relevant businesses in China through certain contractual arrangements by and among its PRC subsidiaries (namely Xingmu WFOE, Shanghai Xincheng and Meiyizhi WFOE, or collectively, the WFOEs), the VIEs and the respective shareholders of the VIEs. This structure allows the WFOEs to exercise effective control over the VIEs, and be considered the primary beneficiary of the VIEs, which serves the purpose of consolidating the VIEs’ operating results in the Company’s financial statements under the U.S. GAAP. This structure also provides contractual exposure to foreign investment in such companies. Investors in the Company’s ADSs are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by the Company’s subsidiaries and the VIEs. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of its operating subsidiaries or the VIEs. As used in this prospectus, “Boqii,” “we,” “us,” “our company,” “the Company,” “the Group” and “our” refer to Boqii Holding Limited, a Cayman Islands exempted company and its subsidiaries and, in the context of describing our operations and consolidated financial information, its VIEs and their respective subsidiaries, “the VIEs” refers to our PRC variable interest entities, including Suzhou Taicheng, Shanghai Guangcheng, Nanjing Xingmu and Suzhou Xingyun.

We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company as a whole. As of the date of this prospectus, to the best knowledge of our Company, our directors and management, the VIE agreements have not been tested in a court of law in the PRC. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. Our ADSs may decline in value or become worthless, if we are unable to claim our contractual control rights over the assets of the VIEs that conduct substantially all of our operations in China. For a detailed description of the risks associated with our corporate structure, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Corporate Structure and Contractual Arrangements” in our annual report on Form 20-F for the fiscal year ended March 31, 2022 filed with the SEC on July 27, 2022 (the “FY 2022 Form 20-F”) and “Risk Factors—Risks Related to Our Corporate Structure and Contractual Arrangements” in this prospectus.

Further, we are subject to certain legal and operational risks associated with the operations of our subsidiaries and the VIEs in the PRC. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material negative change in our subsidiaries’ and the VIEs’ operations, significant depreciation of the value of our ADSs, or a complete hindrance of our ability to offer or continue to offer our securities to investors, which could cause the value of your securities to become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks related to doing business in China, see “Item 3. Key Information—3.D. Risk Factor—Risks Related to Doing Business in China” in our FY 2022 Form 20-F and “Risk Factors—Risks Related to Doing Business in China—PRC laws and regulations regarding data security and cybersecurity are evolving. These laws and regulations are subject to change and substantial uncertainties, and could have material impact on our business operation” in this prospectus.

Our ADSs will be prohibited from trading on a national exchange or over-the-counter in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect or fully investigate auditors located in China for three consecutive years. The trading prohibition could be accelerated to 2023 if the Accelerating Holding Foreign Companies Accountable Act is enacted. The process for implementing trading prohibitions pursuant to the HFCAA will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction. The first such list was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release, and all PCAOB-registered firms in China, including our auditor, were included on that list. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance of PRC, or the Protocol, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China. Furthermore, the PCAOB will need to reassess by the end of 2022 whether China remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. However, there are uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to HFCAA, see “Risk Factors—Risks Related to Doing Business in China—Our ADSs will be prohibited from trading in the United States under the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in this prospectus. In addition, the inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

As of March 31, 2022, Boqii Holding Limited had made cumulative capital contributions of RMB1,065.1 million to its PRC subsidiaries through intermediate holding companies, and were accounted as for long-term investments of Boqii Holding Limited. Furthermore, funds equivalent to RMB9.8 million and RMB31.4 million were provided to the PRC subsidiaries as loans in 2021 and 2022, which were accounted as intra-Group payables due to the Group’s entities. These funds have been used by the PRC subsidiaries for their operations. The VIEs may transfer cash to the relevant WFOEs by paying service fees according to the exclusive business cooperation agreements. Pursuant to these agreements between each of the VIEs and its corresponding WFOEs, each of the VIEs agrees to pay the relevant WFOE for services related to design and maintenance of the E-Commerce platform, consulting services, technical training, research, planning and development of the market and customer support at an amount based on 100% of the balance of the gross consolidated profits of each VIE after offsetting the accumulated losses for the preceding financial years and deducting the working capital, expenses, taxes and other statutory contributions required for any financial year, or the amount determined by the WFOE in accordance with the terms of the agreements. Considering the future operating and cash flow needs of the VIEs, for the years ended March 31, 2020, 2021 and 2022, no service fees were charged to the VIEs by the WFOEs, and no payments were made by the VIEs under these agreements. As of March 31, 2022, the VIEs have not distributed earnings or settled any amounts owed to us under the VIE agreements. However, if there is any amount payable to relevant WFOEs under the VIE agreements, the VIEs plan to settle the amount accordingly. For more information, see “Item 4. Information on the Company—4.A. History and Development of the Company—Recent Regulatory Development—Condensed Consolidating Schedule” and the consolidated financial statements in our FY 2022 Form 20-F and the condensed consolidating schedule included elsewhere in this prospectus. There are limitations on our ability to transfer cash between the Company, its subsidiaries and the VIEs, and there is no assurance that PRC government will not intervene or impose restrictions on the ability of the Company, its subsidiaries and the VIEs to transfer cash. For more information, see “Item 4. Information on the Company—4.A. History and Development of the Company—Recent Regulatory Development—Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors” in our FY 2022 Form 20-F and “Prospectus Summary—Cash Flows through Our Organization—Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors” included elsewhere in this prospectus.

As of the date of this prospectus, the Company has not declared or paid any cash dividend, dividend in kind or distributions, and has no plan to declare or pay any dividends or distributions in the near future on its shares or the ADSs representing its Class A ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For details regarding the payments between the Company, its subsidiaries and the VIEs, see “Prospectus Summary—Cash Flows through Our Organization” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2022.

ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refers to the American depositary shares, each representing 4.5 Class A ordinary shares;

•

“Boqii,” “we,” “us,” “our company,” “the Company,” “the Group” and “our” refer to Boqii Holding Limited, a Cayman Islands exempted company and its subsidiaries and, in the context of describing our operations and consolidated financial information, its VIEs and their respective subsidiaries;

•	“brand owner” refers to a company engaging in the production and sale of branded pet goods;

•	“brand partner” refers to a specific brand owner whose products are sold via our online sales platforms and offline network;

•	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.001 per share;

•	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.001 per share;

•	“China” or “PRC” refers to the People’s Republic of China;

•

“GMV” refers to gross merchandise volume, which is the total value of confirmed orders placed with us and sold through distribution model or drop shipping model where we act as a principal in the transaction regardless of whether the products are delivered or returned, calculated based on the listed prices of the ordered products without taking into consideration any discounts. With respect to products sold by Xingmu, such GMV is calculated based on the suggested retail prices of the ordered products without taking into consideration any discounts and regardless of whether the products are delivered or returned. For the avoidance of doubt, the total GMV amounts disclosed in this prospectus (i) includes GMV of products sold by Xingmu, (ii) excludes products sold through consignment model and (iii) excludes the value of services offered by us;

•	“KOL” refers to key opinion leaders, or individuals who have the power to engage and impact people within a specific community or field;

•

“MAU” refers to monthly active user, or the aggregate number of unique devices that were used to access our online platforms at least once in a given month. Our MAUs are calculated using internal company data, treating each distinguishable device as a separate MAU even though some users may access our platforms using more than one device and multiple users may access our platforms using the same device;

•	“online platforms” refers to our online sales platforms and our content platform;

•	“online sales platforms” refer to Boqii Mall, our flagship stores on third-party e-commerce platforms and our proprietary SaaS system;

•	“MAA” means the twelfth amended and restated memorandum and articles of association of our company currently effective;

•	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

•	“Shanghai Guangcheng” refers to Guangcheng (Shanghai) Information Technology Co., Ltd.;

•	“Meiyizhi WFOE” refers to Shanghai Meiyizhi Supply Chain Co., Ltd.;

•	“Shanghai Xincheng” refers to Xincheng (Shanghai) Information Technology Co., Ltd.;

•	“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.001 per share;

•	“Suzhou Taicheng” refers to Suzhou Taicheng Supply Chain Co., Ltd.;

•	“Suzhou Xingyun” refers to Suzhou Xingyun Yueming Supply Chain Co., Ltd.;

•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

•

“variable interest entities,” or “VIEs,” refers to the PRC entities of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law;

•	“Xingmu” or “Nanjing Xingmu” refers to Nanjing Xingmu Biotechnology Co., Ltd.;

•	“Xingmu WFOE” refers to Nanjing Xinmu Information Technology Co., Ltd.; and

•	“Yoken WFOE” refers to Chengdu Chongaita Information Technology Co., Ltd.

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, or the Securities Act. By using a shelf registration statement, we may sell any of our securities from time to time and in one or more offerings. Each time we sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	the annual report on Form 20-F for the fiscal year ended March 31, 2022 filed with the SEC on July 27, 2022, or the FY 2022 Form 20-F;

•	the report on Form 6-K regarding the senior management change furnished with the SEC on September 6, 2022 and any exhibit contained therein;

•	the report on Form 6-K regarding our unaudited financial results for the first quarter ended June 30, 2022 furnished with the SEC on September 15, 2022 and any exhibit contained therein; and

•

with respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our FY 2022 Form 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditor. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Building 9, No. 388, Shengrong Road, Pudong New District, Shanghai 201210, the People’s Republic of China. Our telephone number at this address is +86-21-68826799.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	our mission and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of the online retail and pet industries in China;

•	our expectations regarding demand for and market acceptance of our products and services;

•

our expectations regarding keeping and strengthening our relationships with customers, users, KOLs, brand partners, manufacturers, strategic partners, offline pet stores and pet hospitals and other stakeholders;

•	competition in our industry;

•	general economic and business condition in China;

•	global or national health concerns, including the outbreak of pandemic or contagious diseases such as the pandemic of COVID-19;

•	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

•	relevant government policies and regulations relating to our industry; and

•	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our FY 2022 Form 20-F.

You should read this prospectus, any accompanying prospectus supplement and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and any accompanying prospectus supplement include additional factors that could adversely affect our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they are made, and except to the extent required by applicable laws and regulations, we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. This prospectus contains or incorporates by reference data, including we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our ADSs. In addition, the rapidly changing nature of pet industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that Boqii Holding Limited, our ultimate Cayman Islands holding company, is not an operating company, and we conduct our operations in mainland China described in this prospectus primarily through our PRC subsidiaries and the VIEs, and their subsidiaries.

Company Overview

Boqii was founded for the love of pets. With this belief, we are inspired to empower the pet ecosystem and instill love and trust into pet parenting. We offer a truly one-stop destination that pet parents in China may go to get everything they need for their pets and share their passion for pet parenting. They come to Boqii to discover the best pet products for their pets, share their most memorable pet raising stories, and find ways to make their pets healthier and happier. With our purpose-built platform, we are reshaping how pet parents in China engage with their pets—by educating and inspiring them to become better pet parents, helping them find what their pets need, and bringing them a unique shopping experience. We believe you will love Boqii if you love pets. With online sales platforms at its core, we extend our reach offline to connect and empower other participants in the pet value chain, including brand partners, manufacturers of pet products, physical pet stores and pet hospitals, and pet-related content providers.

We seamlessly connected 620 brand partners with pet parents in China since our inception and up to March 31, 2022. We are redefining e-commerce for pet parents by providing an accessible, personalized and enjoyable shopping experience based on a deep understanding of our users and customers and their pets by leveraging extensive user interactions and transactional behaviors we have observed over the years. We create and continue to develop our private brands, Yoken and Mocare, with compelling quality and prices. Users and customers come to shop on Boqii because we offer them a high-quality, high-touch experience. Since our inception, we had delivered more than 59.5 million online orders to our users and customers as of March 31, 2022.

We deeply understand and care about our users and customers and their pets. We engage with our users and customers through shopping, content, social media, and offline events, spurring interactions in a way that traditional retailers do not. On top of extensive interactions and transactional behaviors we have observed, we have developed a profound understanding of who our users and customers are, what they are keen to buy for their pets, how they communicate with other pet parents, and what content they resonate with. Our rich content not only guides users and customers along their shopping journey, but also becomes a trusted source for discovery and inspiration for all pet lovers.

We generate revenues primarily from transactions completed on our online sales platforms and by supplying products to physical pet stores we cooperate with.

Holding Company Structure and Contractual Arrangements with the VIEs

Boqii Holding Limited is a Cayman Islands holding company with no business operations. Our corporate structure involves unique risks to investors in the ADSs. The Company conducts its operations in China through its PRC subsidiaries and variable interest entities, or the VIEs, and the VIEs’ subsidiaries. The Company, its shareholders who are non-PRC residents and its subsidiaries do not and are not legally permitted to have any equity interests in the VIEs as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services and certain other restricted services related to our businesses. As a result, the Company operates relevant businesses in China through certain contractual arrangements by and among the WFOEs, the VIEs and the respective shareholders of the VIEs. This structure allows the WFOEs to exercise effective control over the VIEs, and be considered the primary beneficiary of the VIEs, which serves the purpose of consolidating the VIEs’ operating results in the Company’s financial statements under the U.S. GAAP. This structure also provides contractual exposure to foreign investment in such companies. As of the date of this prospectus, to the best knowledge of our Company, our directors and management, the VIE agreements have not been tested in a court of law in the PRC. Investors in the Company’s ADSs are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by the Company’s subsidiaries and the VIEs. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of its operating subsidiaries or the VIEs. Investors who are non-PRC residents may not directly hold equity interests in the VIEs under current PRC laws and regulations.

Our corporate structure involves unique risks to investors in the ADSs. For the fiscal years ended March 31, 2020, 2021 and 2022, the amount of revenues generated by the VIEs accounted for 87.3%, 77.5% and 78.7%, respectively, of our total net revenues. As of March 31, 2020, 2021 and 2022, total assets of the VIEs, excluding amounts due from other companies in our Company, equaled to 56.6%, 29.9% and 36.3% of our consolidated total assets as of the same dates, respectively. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to material penalties or be forced to relinquish our interests in those operations or otherwise significantly change our corporate structure. We and our investors face significant uncertainty about potential future actions by the PRC government that could affect the legality and enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company as a whole. Our ADSs may decline in value or become worthless, if we are unable to claim our contractual control rights over the assets of the VIEs that conduct substantially all of our operations in China. For detailed discussion, see “Item 3. Key Information—3.D. Risk Factor—Risks Related to Our Corporate Structure and Contractual Arrangements” in our FY 2022 Form 20-F.

The following diagram illustrates our corporate structure, including our significant subsidiaries and the VIEs, as of the date of this prospectus.

Notes:

Equity interest

Contractual arrangements, including the exclusive technical consulting and service agreement, intellectual property license agreement, equity pledge agreement, exclusive call option agreement, shareholders’ voting rights proxy agreement and loan agreement. See “—Contractual Arrangements with the VIEs and their Respective Shareholders” below in this prospectus.

Contractual Arrangements with the VIEs and their Respective Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services. We are an exempted company with limited liability incorporated in the Cayman Islands and our wholly owned PRC subsidiaries are currently considered foreign-invested enterprise. Accordingly, our PRC subsidiaries are not eligible to provide value-added telecommunication services in China or import veterinary drugs. To ensure strict compliance with the PRC laws and regulations, we conduct such business activities through the VIEs, Suzhou Taicheng, Shanghai Guangcheng, Nanjing Xingmu and Suzhou Xingyun. Shanghai Xincheng, Xingmu WFOE and Meiyizhi WFOE, our wholly owned subsidiaries in China, have entered into a series of contractual arrangements with the VIEs and their respective shareholders, which enable us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. These contractual arrangements include the exclusive consultation and technical service agreement, loan agreements, equity pledge agreement, exclusive purchase option agreement, shareholder voting right trust agreement, and spousal consents, as the case may be.

As a result of these contractual arrangements, we exert effective control over, and are considered the primary beneficiary of, the VIEs and consolidate its operating results in our financial statements under U.S. GAAP.

The following is a summary of the major terms of the contractual arrangements by and among Shanghai Xincheng, Shanghai Guangcheng and the shareholders of Shanghai Guangcheng. The contractual arrangements by and among Xingmu WFOE, Nanjing Xingmu and the shareholders of Nanjing Xingmu, the contractual arrangements by and among Shanghai Xincheng, Suzhou Taicheng and the shareholders of Suzhou Taicheng, and the contractual arrangements by and among Meiyizhi WFOE, Suzhou Xingyun and the shareholders of Suzhou Xingyun are substantially similar to the corresponding contractual arrangements discussed below, unless otherwise indicated.

Exclusive Technical Consulting and Service Agreement

Pursuant to an exclusive technical consulting and service agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng, Shanghai Guangcheng agreed to appoint Shanghai Xincheng as its exclusive provider of consulting and services related to, among other things, e-commerce platform design and maintenance, business consulting, internal training, labor support, market research and development, strategic planning and customer support and development. In exchange, Shanghai Guangcheng agrees to pay Shanghai Xincheng an annual service fee, at an amount that is agreed by both parties. This agreement will remain effective unless Shanghai Xincheng and Shanghai Guangcheng terminate this agreement in writing.

Intellectual Property License Agreement

Pursuant to an intellectual property license agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng, Shanghai Xincheng agreed to grant to Shanghai Guangcheng a nonsublicensable, nontransferable and nonexclusive license of certain intellectual properties solely for Shanghai Guangcheng’s use. In exchange, Shanghai Guangcheng agrees to pay a royalty, at an amount that is agreed by both parties. The term of this agreement is ten years from the date of such agreement and will be automatically extended for another ten-year term unless it is terminated by three months’ written notice by the licensor.

Shareholders’ Voting Rights Proxy Agreement

Pursuant to the shareholders’ voting rights proxy agreement entered into on August 4, 2020, by and among Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng, such shareholders of Shanghai Guangcheng irrevocably authorized the person then designated by Shanghai Xincheng to exercise such shareholders’ rights in Shanghai Guangcheng, including without limitation, the power to participate in and vote at shareholders’ meetings, the power to nominate and appoint the directors, senior management, the power to propose to convene a shareholders’ meeting, and other shareholders’ voting rights permitted by the Articles of Association of Shanghai Guangcheng.

Equity Pledge Agreement

Pursuant to an equity pledge agreement entered on October 16, 2019, by and between Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng, as supplemented by an equity pledge agreement entered into on August 4, 2020, by and between Shanghai Xincheng, Shanghai Guangcheng, and Shanghai Chelin Information Technology Center (Limited Partnership), a then shareholder of Shanghai Guangcheng, such shareholders of Shanghai Guangcheng pledged all of their equity interests in Shanghai Guangcheng to Shanghai Xincheng, to guarantee the performance of Shanghai Guangcheng, and, to the extent applicable, such shareholders of Shanghai Guangcheng, or their obligations under the contractual arrangements of the VIEs. If Shanghai Guangcheng or such shareholders fail to perform their obligations under the contractual arrangement of the VIEs, Shanghai Xincheng will be entitled to, among other things, the right to sell the pledged equity interests in Shanghai Guangcheng. The shareholders of Shanghai Guangcheng also undertake that, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests without prior written consent of Shanghai Xincheng. As of the date of this prospectus, the equity pledges under the share pledge agreements have been registered with the relevant PRC legal authority pursuant to PRC laws and regulations.

As of the date of this prospectus, all equity pledges under the share pledge agreements by and between the shareholders of Nanjing Xingmu and Xingmu WFOE, by and between the shareholders of Suzhou Xingyun and Meiyizhi WFOE, as well as by and between the shareholders of Suzhou Taicheng and Shanghai Xincheng have been registered with the relevant PRC legal authority pursuant to PRC laws and regulations.

Exclusive Call Option Agreement

Pursuant to an exclusive call option agreement entered on August 4, 2020, by and between Shanghai Xincheng, Shanghai Guangcheng and then shareholders of Shanghai Guangcheng, such shareholders of Shanghai Guangcheng irrevocably and unconditionally granted Shanghai Xincheng an exclusive call option to purchase, or have its designated person(s) to purchase, at its discretion, all or part of the equity options in Shanghai Guangcheng. The purchase price shall be the lowest price permitted by applicable PRC laws and regulations. The shareholders of Shanghai Guangcheng undertake that, without the prior written consent of Shanghai Xincheng, they may not increase or decrease the registered capital or conduct any merger, transfer or dispose of their equity options and any other third-party rights thereon, dispose of, or procure the management to dispose of, material assets of Shanghai Guangcheng, terminate or procure the management to terminate any material agreements or enter into any agreements in conflict with any existing material agreement, appoint or dismiss any director, supervisor or any other senior management which should be appointed or dismissed by such shareholders, procure Shanghai Guangcheng to declare or distribute any distributable profits or dividends, procure the winding-up, liquidation or dissolution of Shanghai Guangcheng, amend its articles of association or provide any loans to, or borrow any loans from, third parties or provide security or guarantee, or undertake any substantive obligations beyond the ordinary course of business. The exclusive call option agreement will remain effective until all equity options in Shanghai Guangcheng held by such shareholders are transferred or assigned to Shanghai Xincheng or its designated representatives.

Loan Agreement

Shareholders of Shanghai Guangcheng have entered into a loan agreement with Shanghai Xincheng on August 4, 2020. Pursuant to the loan agreement, Shanghai Xincheng provided such shareholders with a long-term interest-free loan. The proceeds from the loans were used for the investment in or general business development of Shanghai Guangcheng. The loans can be repaid by transferring the shareholders’ respective equity interests in Shanghai Guangcheng to Shanghai Xincheng or its designee.

Spousal Consent Letter

In addition to the contractual arrangements discussed above, each of the respective spouses of the individual shareholders of Nanjing Xingmu has executed an additional spousal consent letter which contains terms as described below. Pursuant to the spousal consent letters dated September 26, 2019, each of the respective spouses of the individual shareholders of Nanjing Xingmu, unconditionally and irrevocably agreed that the equity interest in Nanjing Xingmu held by and registered in the name of his/her spouse will be disposed of pursuant to the equity pledge agreement, the exclusive call option agreement and the shareholders’ voting rights proxy agreement. The spouse agreed not to assert any rights over the equity interest in Nanjing Xingmu held by his/her spouse. In addition, in the event that the spouse obtains any equity interest in Nanjing Xingmu held by his/her spouse for any reason, the spouse agreed to be bound by the contractual arrangements.

These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. If the VIEs or their respective shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over our business operations in the PRC and may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law. As of the date of this prospectus, to the best knowledge of our Company, our directors and management, the VIE agreements have not been tested in a court of law in the PRC.

In the opinion of Commerce & Finance Law Offices, our PRC counsel:

•	the ownership structures of the VIEs do not contravene any PRC laws or regulations currently in effect; and

•

the agreements under the contractual arrangements among Shanghai Xincheng, Shanghai Guangcheng and their respective shareholders, among Xingmu WFOE, Nanjing Xingmu and their respective shareholders, among Meiyizhi WFOE, Suzhou Xingyun and their respective shareholders, as well as among Shanghai Xincheng, Suzhou Taicheng and their respective shareholders governed by PRC laws are valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect.

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. In particular, in March 2019, the National People’s Congress of the PRC adopted the PRC Foreign Investment Law, which became effective on January 1, 2020. Among other things, the PRC Foreign Investment Law defines the “foreign investment” as investment activities in China by foreign investors in a direct or indirect manner, including those circumstances explicitly listed thereunder as establishing new projects or foreign invested enterprises or acquiring shares of enterprises in China, and other approaches of investment as stipulated by laws, administrative regulations or otherwise regulated by the State Council. The PRC Foreign Investment Law leaves uncertainty as to whether foreign investors’ controlling PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment” and thus be subject to the restrictions and/or prohibitions on foreign investments. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC counsel. If the PRC government finds that the VIE agreements that establish the structure for operating our podcasts, audio entertainment and other internet related businesses or for importing veterinary drugs do not comply with PRC government restrictions on foreign investment in certain industries, such as value-added telecommunications services business, or if these regulations change or are interpreted differently in the future, our ADSs may decline in value or become worthless, we could be subject to severe penalties, including being prohibited from continuing operations. For detailed discussion, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Corporate Structure and Contractual Arrangements” in our FY 2022 Form 20-F.

Cash Flows through Our Organization

Transfer of Funds and Other Assets

Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions.

The following diagram summarizes how funds were transferred among Boqii, our subsidiaries, and the VIEs as of March 31, 2022.

As of March 31, 2022, Boqii Holding Limited had made cumulative capital contributions of RMB1,065.1 million to its PRC subsidiaries through intermediate holding companies, and were accounted as long-term investments of Boqii Holding Limited. Furthermore, funds equivalent to RMB9.8 million and RMB31.4 million were provided to the PRC subsidiaries as loans in 2021 and 2022, which were accounted as intra-Group payables due to the Group’s entities. These funds have been used by the Company’s PRC subsidiaries for their operations.

The VIEs may transfer cash to the relevant WFOEs by paying service fees according to the exclusive business cooperation agreements. Pursuant to these agreements between each of the VIEs and its corresponding WFOEs, each of the VIEs agrees to pay the relevant WFOE for services related to design and maintenance of the e-commerce platform, consulting services, technical training, research, planning and development of the market and customer support at an amount based on 100% of the balance of the gross consolidated profits of each VIE after offsetting the accumulated losses for the preceding financial years and deducting the working capital, expenses, taxes and other statutory contributions required for any financial year, or the amount determined by the WFOE in accordance with the terms of the agreements. Considering the future operating and cash flow needs of the VIEs, for the years ended March 31, 2020, 2021 and 2022, no service fees were charged to the VIEs by the WFOEs, and no payments were made by the VIEs under these agreements. If there is any amount payable to relevant WFOEs under the VIE agreements, the VIEs will settle the amount accordingly. For more information, see “Item 4. Information on the Company—4.A. History and Development of the Company—Condensed Consolidating Schedule” and consolidated financial statements in our FY 2022 Form 20-F, and our condensed consolidated financial information included elsewhere in this prospectus.

For any amounts owed by the VIEs to our PRC subsidiaries under the VIE agreements, unless otherwise required by PRC governmental authorities, we are able to settle such amounts without limitations under the current effective PRC laws and regulations, provided that the VIEs have sufficient funds to do so.

Dividend Distribution to U.S. Investors and Tax Consequences

We have not previously declared or paid any cash dividend, dividend in kind or distributions, and have no plan to declare or pay any dividends or distributions in the near future on our shares or the ADSs representing our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more information, see “Item 8. Financial Information—8.A. Consolidated Statements and Other Financial Information—Dividend Policy” in our FY 2022 Form 20-F.

For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within Mainland China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:

Taxation Scenario(1) Statutory Tax and Standard Rates
Hypothetical pre-tax earnings(2)	100.0%
Tax on earnings at statutory rate of 25%(3)	(25.0)%
Net earnings available for distribution	75.0%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Boqii Holding Limited /shareholders	67.5%

Notes:

(1)	For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China.
(2)

Under the terms of VIE agreements, our PRC subsidiaries may charge the VIEs for services provided to VIEs. These fees shall be recognized as expenses of the VIEs, with a corresponding amount as service income by our PRC subsidiaries and eliminate in consolidation. For income tax purposes, our PRC subsidiaries and the VIEs file income tax returns on a separate company basis. The fees paid are recognized as a tax deduction by the VIEs and as income by our PRC subsidiaries and are tax neutral.

(3)

Certain of our subsidiaries and the VIEs qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)

The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIEs will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIEs exceed the fees paid to our PRC subsidiaries (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIEs could, as a matter of last resort, make a nondeductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs. This would result in such transfer being nondeductible expenses for the VIEs but still taxable income for the PRC subsidiaries. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.

For PRC and United States federal income tax consideration of an investment in the ADSs, see “Item 10. Additional Information—10.E. Taxation” in our FY 2022 Form 20-F.

Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors

Boqii Holding Limited’s ability to pay dividends, if any, to its shareholders and ADS holders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Boqii Holding Limited. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. As a result, our PRC subsidiaries may not have sufficient distributable profits to pay dividends to us in the near future.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in our ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Boqii Holding Limited. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Condensed Consolidating Schedule

The following tables present the condensed consolidating schedules of financial information of Boqii Holding Limited, our subsidiaries that are the primary beneficiaries of VIEs and their subsidiaries, the VIEs and their subsidiaries, and other subsidiaries for the years and as of the dates indicated.

	As of March 31, 2020
	Boqii Holding Limited	All others	Primary beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
ASSETS
Current assets:
Cash and cash equivalents	1,145	1,719	48,511	36,977	—	88,352
Accounts receivable, net	—	19,979	1,577	23,424	—	44,980
Inventories, net	—	6,319	18,337	38,400	—	63,056
Prepayments and other current assets	125	32,209	6,245	38,141	—	76,720
Amounts due from related parties	—	—	1,230	4,752	—	5,982
Intra-Group receivables due from the Group’s entities(1)	—	18,374	356,546	22,332	(397,252)	—
Property and equipment, net	—	24	24	4,933	—	4,981
Intangible assets	—	—	32,223	1,315	—	33,538
Operating lease right-of-use assets	—	—	1,386	13,565	—	14,951
Goodwill	—	—	39,690	494	—	40,184
Long-term investments	—	—	—	73,432	—	73,432
Other noncurrent asset	7,943	271	1,801	1,004	—	11,019

Total assets	9,213	78,895	507,570	258,769	(397,252)	457,195

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	42,485	—	29,977	2,761	—	75,223
Accounts payable	—	—	31,714	56,291	—	88,005
Salary and welfare payable	—	196	480	3,789	—	4,465
Accrued liabilities and other current liabilities	11,332	1,788	6,904	17,859	—	37,883
Amounts due to related parties, current	—	—	—	45	—	45
Other debts, current	76,252	—	—	—	—	76,252
Contract liabilities	—	81	—	7,621	—	7,702
Operating lease liabilities, current	—	—	1,317	6,652	—	7,969
Derivative liabilities	14,816	(465)	—	—	—	14,351
Intra-Group payables due to the Group’s entities(1)	794	—	22,332	374,126	(397,252)	—
Deferred tax liabilities	—	—	7,998	2,593	—	10,591
Operating lease liabilities, noncurrent	—	—	—	5,375	—	5,375
Long-term borrowings	4,957	—	47,209	982	—	53,148
Amounts due to related parties, noncurrent	—	1,071	—	10,450	—	11,521
Other debts, noncurrent —	—	—	18,000	147,774	—	165,774

	As of March 31, 2020
	Boqii Holding Limited	All others	Primary beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Investments deficit to the Group’s entities(2)	3,427	79,651	384,401	—	(467,479)	—

Total liabilities	154,063	82,322	550,332	636,318	(864,731)	558,304

Mezzanine equity:
Mezzanine Equity	1,952,705	—	—	—	—	1,952,705
Redeemable noncontrolling interests	(94,758)	—	—	—	—	(94,758)

Total mezzanine equity	1,857,947	—	—	—	—	1,857,947

Shareholders’ equity:
Total Boqii Holding Limited shareholders’ equity	(2,002,797)	(3,427)	(79,651)	(384,401)	467,479	(2,002,797)
Noncontrolling interests	—	—	36,889	6,852	—	43,741

Total shareholders’ equity	(2,002,797)	(3,427)	(42,762)	(377,549)	467,479	(1,959,056)

Total liabilities, mezzanine equity and shareholders’ equity	9,213	78,895	507,570	258,769	(397,252)	457,195

	As of March 31, 2021
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
ASSETS
Current assets:
Cash and cash equivalents	18,285	146,671	109,395	17,886	—	292,237
short-term investments	—	118,546	50,000	—	—	168,546
Accounts receivable, net	—	13,015	5,324	27,393	—	45,732
Inventories, net	—	14,411	65,791	11,349	—	91,551
Prepayments and other current assets	2,638	42,183	6,995	33,445	—	85,261
Amounts due from related parties	—	—	—	11,465	—	11,465
Intra-Group receivables due from the Group’s entities(1)	—	44,632	574,610	47,592	(666,834)	—
Property and equipment, net	—	14	—	8,372	—	8,386
Intangible assets	—	—	28,628	909	—	29,537
Operating lease right-of-use assets	—	—	1,498	27,736	—	29,234
Goodwill	—	—	39,690	494	—	40,184
Long-term investments	—	—	—	74,330	—	74,330
Other noncurrent asset	344	317	1,017	2,433	—	4,111
Long-term investments to the Group’s entities(2)	66,868	—	—	—	(66,868)	—

Total assets	88,135	379,789	882,948	263,404	(733,702)	880,574

	As of March 31, 2021
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	—	32,857	49,225	3,484	—	85,566
Accounts payable	—	264	41,644	29,940	—	71,848
Salary and welfare payable	—	738	720	4,851	—	6,309
Accrued liabilities and other current liabilities	4,055	677	787	24,536	—	30,055
Amounts due to related parties, current	—	—	—	910	—	910
Contract liabilities	—	—	160	3,706	—	3,866
Operating lease liabilities, current	—	—	2,005	6,058	—	8,063
Derivative liabilities	444	9,362	190	—	—	9,996
Intra-Group payables due to the Group’s entities(1)	962	19,188	35,572	611,112	(666,834)	—
Deferred tax liabilities	—	—	7,106	1,852	—	8,958
Operating lease liabilities, non-current	—	—	—	19,997	—	19,997
Long-term borrowings	—	—	67,203	872	—	68,075
Amounts due to related parties, non-current	—	—	—	—	—	—
Other debts, noncurrent	—	—	18,170	415,122	—	433,292
Investments deficit to the Group’s entities(2)	—	243,889	865,920	—	(1,109,809)	—

Total liabilities	5,461	306,975	1,088,702	1,122,440	(1,776,643)	746,935

Mezzanine equity:
Redeemable noncontrolling interests	—	5,946	—	—	—	5,946

Total mezzanine equity	—	5,946	—	—	—	5,946

Shareholders’ equity:
Total Boqii Holding Limited shareholders’ equity	82,674	66,868	(243,889)	(865,920)	1,042,941	82,674
Noncontrolling interests	—	—	38,135	6,884	—	45,019

Total shareholders’ equity	82,674	66,868	(205,754)	(859,036)	1,042,941	127,693

Total liabilities, mezzanine equity and shareholders’ equity	88,135	379,789	882,948	263,404	(733,702)	880,574

	As of March 31, 2022
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
ASSETS
Current assets:
Cash and cash equivalents	1,166	112,876	28,246	20,567	—	162,855
short-term investments	—	128,084	—	—	—	128,084
Accounts receivable, net	—	2,704	15,092	31,435	—	49,231
Inventories, net	—	4,777	89,130	16,014	—	109,921
Prepayments and other current assets	9,727	13,154	36,750	57,107	—	116,738
Amounts due from related parties	—	—	—	11,726	—	11,726
Intra-Group receivables due from the Group’s entities(1)	—	80,224	896,341	16,535	(993,100)	—
Property and equipment, net	—	61	1,003	6,715	—	7,779
Intangible assets	—	—	25,037	507	—	25,544
Operating lease right-of-use assets	—	—	2,879	35,688	—	38,567
Goodwill	—	—	39,690	994	—	40,684
Long-term investments	670	—	—	81,649	—	82,319
Other noncurrent asset	—	306	1,166	3,389	—	4,861
Long-term investments to the Group’s entities(2)	189,471	—	—	—	(189,471)	—

Total assets	201,034	342,186	1,135,334	282,326	(1,182,571)	778,309

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	—	31,741	128,513	872	—	161,126
Accounts payable	—	39	39,041	55,144	—	94,224
Salary and welfare payable	—	827	447	5,597	—	6,871
Accrued liabilities and other current liabilities	349	1,189	—	25,786	—	27,324
Amounts due to related parties, current	—	—	215	4	—	219
Contract liabilities	—	—	—	7,007	—	7,007
Operating lease liabilities, current	—	—	2,763	7,238	—	10,001
Derivative liabilities	—	9,086	—	—	—	9,086
Intra-Group payables due to the Group’s entities(1)	1,510	12,123	33,507	945,960	(993,100)	—
Deferred tax liabilities	—	—	6,216	(1,369)	—	4,847
Operating lease liabilities, non-current	—	—	—	28,197	—	28,197

	As of March 31, 2022
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Other debts, noncurrent	—	—	23,188	157,874	—	181,062
Investments deficit to the Group’s entities(2)	—	91,196	955,158	—	(1,046,354)	—

Total liabilities	1,859	146,201	1,189,048	1,232,310	(2,039,454)	529,964

Mezzanine equity:
Redeemable noncontrolling interests	—	6,522	—	—	—	6,522

Total mezzanine equity	—	6,522	—	—	—	6,522

Shareholders’ equity:
Total Boqii Holding Limited shareholders’ equity	199,175	189,471	(91,196)	(955,158)	856,883	199,175
Noncontrolling interests	—	(8)	37,482	5,174	—	42,648

Total shareholders’ equity	199,175	189,463	(53,714)	(949,984)	856,883	241,823

Total liabilities, mezzanine equity and shareholders’ equity	201,034	342,186	1,135,334	282,326	(1,182,571)	778,309

Notes:

(1)

Represents the elimination of intercompany balances among Boqii Holding Limited, the Primary Beneficiaries of VIEs and their subsidiaries, the Other Subsidiaries, and the VIEs and their subsidiaries that we consolidate.

(2)

Represents the elimination of investments among Boqii Holding Limited, the Primary Beneficiaries of VIEs and their subsidiaries, the Other Subsidiaries, and the VIEs and their subsidiaries that we consolidate.

	Year Ended March 31, 2020
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Net revenues:
Third-party revenues	—	45,084	145,788	579,365	—	770,237
Intra-Group revenues(1)	—	—	282,210	92,728	(374,938)	—

Total revenues	—	45,084	427,998	672,093	(374,938)	770,237

Cost of revenues:
Third-party cost of revenues	—	(36,798)	(347,714)	(226,958)	—	(611,470)
Intra-Group cost of revenues(1)	—	—	(36,048)	(282,210)	318,258	—

Total cost of revenues	—	(36,798)	(383,762)	(509,168)	318,258	(611,470)

Gross profit	—	8,286	44,236	162,925	(56,680)	158,767

Operating expenses:
Third-party operating expenses	(4,631)	(11,771)	(52,491)	(229,658)	—	(298,551)
Intra-Group operating expenses(1)	—	(12,000)	(44,680)	—	56,680	—

Total operating expenses	(4,631)	(23,771)	(97,171)	(229,658)	56,680	(298,551)

	Year Ended March 31, 2020
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Other income, net	—	—	710	1,688	—	2,398
Loss from operations	(4,631)	(15,485)	(52,225)	(65,045)	—	(137,386)

Equity in loss of the Group’s entities(2)	(134,660)	(117,716)	(63,921)	—	316,297	—
Nonoperating income/(expense)	(39,733)	(1,459)	(583)	3,236	—	(38,539)

Loss before income tax expenses	(179,024)	(134,660)	(116,729)	(61,809)	316,297	(175,925)

Income tax benefits	—	—	371	141	—	512
Share of results of equity investees	—	—	(383)	(137)	—	(520)

Net loss	(179,024)	(134,660)	(116,741)	(61,805)	316,297	(175,933)
Less: Net income attributable to the noncontrolling interest shareholders	—	—	975	2,116	—	3,091

Net loss attributable to Boqii Holding Limited	(179,024)	(134,660)	(117,716)	(63,921)	316,297	(179,024)

	Year Ended March 31, 2021
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Net revenues:
Third-party revenues	—	121,190	154,277	735,518	—	1,010,985
Intra-Group revenues(1)	—	—	406,049	48,374	(454,423)	—

Total revenues	—	121,190	560,326	783,892	(454,423)	1,010,985

Cost of revenues:
Third-party cost of revenues	—	(94,519)	(356,692)	(372,475)	—	(823,686)
Intra-Group cost of revenues(1)	—	—	(132,173)	(297,844)	430,017	—

Total cost of revenues	—	(94,519)	(488,865)	(670,319)	430,017	(823,686)

Gross profit	—	26,671	71,461	113,573	(24,406)	187,299

Operating expenses:
Third-party operating expenses	(19,320)	(34,391)	(85,699)	(254,951)	—	(394,361)
Intra-Group operating expenses(1)	—	—	(17,149)	(7,257)	24,406	—

Total operating expenses	(19,320)	(34,391)	(102,848)	(262,208)	24,406	(394,361)

Other income, net	—	—	56	1,011	—	1,067
Loss from operations	(19,320)	(7,720)	(31,331)	(147,624)	—	(205,995)

Equity in loss of the Group’s entities(2)	(199,065)	(196,170)	(166,484)	—	561,719	—

	Year Ended March 31, 2021
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Nonoperating income/(expense)	23,941	4,825	2,000	(18,162)	—	12,604

Loss before income tax expenses	(194,444)	(199,065)	(195,815)	(165,786)	561,719	(193,391)

Income tax benefits	—	—	891	(20)	—	871
Share of results of equity investees	—	—	—	(696)	—	(696)

Net loss	(194,444)	(199,065)	(194,924)	(166,502)	561,719	(193,216)

Less: Net income attributable to the noncontrolling interest shareholders	—	—	1,246	(18)	—	1,228

Net loss attributable to Boqii Holding Limited	(194,444)	(199,065)	(196,170)	(166,484)	561,719	(194,444)

	Year Ended March 31, 2022
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Net revenues:
Third-party revenues	—	42,769	266,280	877,380	—	1,186,429
Intra-Group revenues(1)	—	—	550,585	56,079	(606,664)	—

Total revenues	—	42,769	816,865	933,459	(606,664)	1,186,429

Cost of revenues:
Third-party cost of revenues	—	(38,202)	(744,834)	(160,661)	—	(943,697)
Intra-Group cost of revenues(1)	—	(638)	(1,761)	(550,585)	552,983	(1)

Total cost of revenues	—	(38,840)	(746,595)	(711,246)	552,983	(943,698)

Gross profit	—	3,929	70,270	222,213	(53,681)	242,731

Operating expenses:
Third-party operating expenses	(17,058)	(21,896)	(54,015)	(288,291)	—	(381,260)
Intra-Group operating expenses(1)	—	—	(53,681)	—	53,681	—

Total operating expenses	(17,058)	(21,896)	(107,696)	(288,291)	53,681	(381,260)

Other income, net	—	—	182	98	—	280
Loss from operations	(17,058)	(17,967)	(37,244)	(65,980)	—	(138,249)

Equity in loss of the Group’s entities(2)	(132,683)	(115,665)	(81,790)	—	330,138	—
Nonoperating income/(expense)	21,351	941	1,825	(20,680)	—	3,437

Loss before income tax expenses	(128,390)	(132,691)	(117,209)	(86,660)	330,138	(134,812)

	Year Ended March 31, 2022
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Income tax benefits	—	—	890	681	—	1,571
Share of results of equity investees	—	—	—	418	—	418

Net loss	(128,390)	(132,691)	(116,319)	(85,561)	330,138	(132,823)

Less: Net income attributable to the noncontrolling interest shareholders	—	(8)	(654)	(3,771)	—	(4,433)

Net loss attributable to Boqii Holding Limited	(128,390)	(132,683)	(115,665)	(81,790)	330,138	(128,390)

Notes:

(1)

Represents the elimination of the intercompany transactions at the consolidation level. For the years ended March 31, 2020, 2021 and 2022, the primary beneficiary of the VIE didn’t charge any service fees according to the exclusive consultation and service agreements.

(2)

Represents the elimination of investments among Boqii Holding Limited, the primary beneficiaries of VIEs and their subsidiaries, the Other Subsidiaries, and the VIEs and their subsidiaries that we consolidate.

	Year Ended March 31, 2020
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	—	(58,790)	(233,346)	126,224	—	(165,912)
Net cash provided by/(used in) transactions with the Group’s entities	—	(1,169)	105,294	(104,125)	—	—

Net cash provided by/(used in) operating activities	—	(59,959)	(128,052)	22,099	—	(165,912)

Cash flows from investing activities:
Capital contribution to the Group’s entities	(158,101)	(112,071)	—	—	270,172	—
Cash flows of loan funding provided to the Group’s entities, net of repayments received	—	11,312	18,086	21,156	(50,554)	—
Other investing activities	(26,253)	(7,355)	23,143	(64,591)	—	(75,056)

Net cash provided by/(used in) investing activities	(184,354)	(108,114)	41,229	(43,435)	219,618	(75,056)

	Year Ended March 31, 2020
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from financing activities:
Capital contribution from the Group’s entities	—	158,101	112,071	—	(270,172)	—
Cash flows of loan funding received from the Group’s entities, net of repayments made	—	—	(21,156)	(29,398)	50,554	—
Other financing activities	155,712	18,000	47,694	73,626	—	295,032

Net cash provided by financing activities	155,712	176,101	138,609	44,228	(219,618)	295,032

	Year Ended March 31, 2021
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	2,193	(161,806)	(507,640)	419,767	—	(247,486)
Net cash provided by/(used in) transactions with the Group’s entities	34	(6,552)	337,582	(331,064)	—	—

Net cash provided by/(used in) operating activities	2,227	(168,358)	(170,058)	88,703	—	(247,486)

Cash flows from investing activities:
Capital contribution to the Group’s entities	(620,373)	(148,624)	—	—	768,997	—
Cash flows of loan funding provided to the Group’s entities, net of repayments received	—	38,859	(80,577)	(5,242)	46,960	—
Other investing activities	(18,613)	(45,942)	(87,890)	(31,972)	—	(184,417)

Net cash used in investing activities	(638,986)	(155,707)	(168,467)	(37,214)	815,957	(184,417)

Cash flows from financing activities:
Proceeds from the initial public offering, net of underwriter discounts and commissions and other offering costs paid	393,698	—	—	—	—	393,698

	Year Ended March 31, 2021
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Capital contribution from the Group’s entities	—	452,553	316,444	—	(768,997)	—
Cash flows of loan funding received from the Group’s entities, net of repayments made	—	—	5,243	41,717	(46,960)	—
Other financing activities	266,668	19,845	80,431	(112,151)	—	254,793

Net cash provided by/(used in) financing activities	660,366	472,398	402,118	(70,434)	(815,957)	648,491

	Year Ended March 31, 2022
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	(3,626)	16,466	(686,545)	526,201	—	(147,504)
Net cash provided by/(used in) transactions with the Group’s entities	563	(29)	328,791	(329,325)	—	—

Net cash provided by/(used in) operating activities	(3,063)	16,437	(357,754)	196,876	—	(147,504)

Cash flows from investing activities:
Capital contribution to the Group’s entities	(242,713)	(252,255)	—	—	494,968	—
Cash flows of loan funding provided to the Group’s entities, net of repayments received	—	(22,616)	(91,552)	6,294	107,874	—
Other investing activities	(34,687)	(9,593)	83,909	(18,482)	—	21,147

Net cash provided by/(used in) investing activities	(277,400)	(284,464)	(7,643)	(12,188)	602,842	21,147

Cash flows from financing activities:
Capital contribution from the Group’s entities	—	242,713	252,255	—	(494,968)	—
Cash flows of loan funding received from the Group’s entities, net of repayments made	—	(7,167)	23,247	91,794	(107,874)	—
Other financing activities	264,010	—	11,891	(273,906)	—	1,995

Net cash provided by/(used in) financing activities	264,010	235,546	287,393	(182,112)	(602,842)	1,995

Permits and Permission Required from the PRC Authorities for Our Operations

As of the date of this prospectus, our PRC subsidiaries and the VIEs have obtained all material licenses and approvals required for our operations in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings, or approvals for our business operations in the future. If we, our PRC subsidiaries or VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits, approvals or filings, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain such approval, permits, registrations or filings in the future, we and the VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all, and such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, we may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that we will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if we fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired. Furthermore, if the interpretation or implementation of existing laws and regulations change, or new regulations come into effect, requiring us or parties on whom we rely to obtain any additional permits, licenses or certificates that were previously not required to operate our business, there can be no assurance that we or parties on whom we rely will successfully obtain such permits, licenses or certificates. For detailed discussion, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—If we fail to obtain and maintain the licenses, permits and approvals required or applicable to our business under the complex regulatory environment for our businesses in China, our business, financial condition and results of operations may be materially and adversely affected” in our FY 2022 Form 20-F.

Recent Regulatory Development

Cybersecurity Review Measures

On December 28, 2021, the Cyberspace Administration of China, or the CAC, published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022 and repealed the Cybersecurity Review Measures promulgated on April 13, 2020. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review.

As of the date of this prospectus, no detailed rules or implementation rules have been issued by any authority. We have not been informed or involved in any investigations or become subject to a cybersecurity review initiated by the CAC based on the Cybersecurity Review Measures, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our current NYSE listing status from the CAC as of the date of this prospectus. However, there remain substantial uncertainties on the interpretation and implementations of the Revised Cybersecurity Review Measures. If the CSRC, the CAC or other regulatory agencies later deem us to be a critical information infrastructures operator and require that we obtain their approvals for our future offshore offerings, we may be unable to obtain such approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations affecting our operations could limit our ability to attract new customers and/or users and cause the value of our securities to significantly decline. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

As of the date of this prospectus, except for the fine of RMB100,000 imposed by Shanghai Internet Information Office for the publishing and transmission of illegal information on our Boqii Pet APP, we have not been involved in any investigations or become subject to a cybersecurity review initiated by the CAC based on the Revised Cybersecurity Review Measures, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our listing status from the CAC.

For more information related to risks of cybersecurity review related to our business, please see “Risk Factors—Risks Related to Doing Business in China— PRC laws and regulations regarding data security and cybersecurity are evolving. These laws and regulations are subject to change and substantial uncertainties, and could have material impact on our business operation” in this prospectus.

Potential CSRC Approval Required for the Listing of our Securities

On July 6, 2021, the relevant PRC governmental authorities published the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage.

Moreover, on December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations, which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Overseas Listing Regulations, among others, stipulate that Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering in an overseas market is submitted, and a second filing shall be submitted within three working days after the listing is completed. Moreover, an overseas offering and listing is prohibited under circumstances if (i) it is prohibited by PRC laws, (ii) it may constitute a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed relevant prescribed criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it has other circumstances as prescribed by the State Council. The Draft Overseas Listing Regulations, among others, stipulate that when determining whether an offering and listing shall be deemed as “an indirect overseas offering and listing by a Chinese company”, the principle of “substance over form” shall be followed, and if the issuer meets the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirement: (i) the revenues, profits, total assets or net assets of the Chinese operating entities in the most recent financial year accounts for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the majority of senior management in charge of business operation are Chinese citizens or have domicile in PRC, and its principal place of business is located in PRC or main business activities are conducted in PRC.

As advised by our PRC legal counsel, the Draft Overseas Listing Regulations were released only for soliciting public comment at this stage and their provisions and anticipated adoption or effective date are subject to changes, and thus their interpretation and implementation remain substantially uncertain. It is uncertain whether the Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas. We cannot predict the impact of the Draft Overseas Listing Regulations on us at this stage.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC regulatory authorities required for overseas listings. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection from the CSRC. For more information related to risks of cybersecurity review related to our business, please see “Risk Factors— Risks Related to Our Corporate Structure and Contractual Arrangements—The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and the PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs” included elsewhere in this prospectus.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations.

Implication of the Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. Further, the potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China. The

PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. As a result, we and investors in our ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

We were provisionally identified by the SEC on July 29, 2022 under the HFCAA and were conclusively identified as a “Commission-Identified Issuer” on August 22, 2022. See https:// www.sec.gov/hfcaa. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance of PRC, or the Protocol, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China. Furthermore, the PCAOB will need to reassess by the end of 2022 whether China remains a jurisdiction where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. However, there are uncertainties with respect to regulatory cooperation between the PCAOB and the Chinese regulators. For a detailed description of risks related to HFCAA, see also “Risk Factors—Risks Related to Doing Business in China—“Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in this prospectus.

Summary of Significant Risk Factors

We face various legal and operational risks and uncertainties as a company based in and primarily operating in China. The PRC government has significant authority to exert influence on the ability of a China-based company, like us, to conduct its business, accept foreign investments or list on a U.S. stock exchange. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the Public Company Accounting Oversight Board (United States), or the PCAOB, on the registered public accounting firms headquartered in China (including our independent auditor). The PRC government may also intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. Any such action, once taken by the PRC government, could cause the value of such securities to significantly decline or in extreme cases, become worthless.

You should carefully consider all of the information in this prospectus before making an investment in the Securities. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. In particular, as we are a China-based company incorporated in the Cayman Islands, you should pay special attention to subsections headed “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China” and “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Corporate Structure and Contractual Arrangements” in our FY 2022 Form 20-F.

Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•	Our limited operating history across our various business initiatives makes it difficult to evaluate our business prospects and future growth rate.

•	We have a history of net losses and may continue to incur losses in the future.

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We have significant working capital requirements and have historically experienced working capital deficits. If we continue to experience such working capital deficits in the future, our business, liquidity, financial condition and results of operations may be materially and adversely affected.

•	If we are unable to diversify our monetization channels, our business and prospects may be materially and adversely affected.

•	Our business, prospects and financial results may be affected by our relationship with third-party e-commerce platforms.

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Our business is subject to the changing preferences and needs of our customers and their pets. Any failure by us to timely adapt our offerings according to changes in customer preferences may adversely affect our business and results of operations.

•	If we fail to acquire and retain new customers, or fail to do so in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

Risks Related to Our Corporate Structure and Contractual Arrangements

Risks and uncertainties related to our corporate structure and the contractual arrangements include, but are not limited to, the following:

•

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements noncompliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs.

•	Any failure by any of the VIEs or their shareholders to perform their respective obligations under our contractual arrangements with them would have a material and adverse effect on our business.

•	We rely on contractual arrangements with the VIEs and their respective shareholders for our business operations, which may not be as effective as direct ownership in providing operational control.

•

The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and the PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs.

•	Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact our business, financial condition and results of operations.

•

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

Risks Related to Doing Business in China

We are also subject to risks and uncertainties related to doing business in China include, but are not limited to, the following:

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

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PRC laws and regulations regarding data security and cybersecurity are evolving. These laws and regulations are subject to change and substantial uncertainties, and could have material impact on our business operation.

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Our business, financial condition and results of operations depend on the level of consumer confidence and spending in China and may be adversely affected by the downturn in the global or Chinese economy.

•	Uncertainties with respect to the PRC legal system could adversely affect us.

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Any failure or perceived failure by us to comply with Anti-monopoly Guidelines for Internet Platforms and other Anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

•	It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

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Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•

The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in 2023.

Risks Related to Our Class A Ordinary Shares and Our ADSs

In addition to the risks described above, we are subject to risks related to our ADSs, including, but are not limited to, the following:

•	We face possible delisting by the NYSE due to non-compliance with the continued listing standards of the NYSE.

•	The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

•	The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

•	The sale or availability for sale of substantial amounts of ADSs could adversely affect their market price.

•	Techniques employed by short sellers may drive down the market price of the ADSs.

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Due to our ADS’s price fluctuations, there is a significant risk that we will be a passive foreign investment company, or a PFIC, for the current or any future taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the ADSs or our Class A ordinary shares.

RISK FACTORS

Investing in the Securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus before acquiring any of our Securities. In particular, as we are a China-based company incorporated in the Cayman Islands, you should pay special attention to subsections headed “Risks Related to Doing Business in China” and “Risks Related to Our Corporate Structure and Contractual Arrangements.”

Risks Related to Our Corporate Structure and Contractual Arrangements

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements noncompliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs.

PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in internet and other related businesses, including the provision of internet content. Specifically, foreign ownership is prohibited in industries of online audio program services and internet cultural business (excluding music), foreign ownership of an internet content provider in managing value-added telecommunications business may not exceed 50%. Foreign investment in the value-added telecommunication services industry and certain other businesses is extensively regulated and subject to numerous restrictions. Pursuant to the Special Management Measures (Negative List) for the Access of Foreign Investment (2021), published by the National Development and Reform Commission and the Ministry of Commerce on December 27, 2021 and effective on January 1, 2022, with a few exceptions, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider.

There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. In particular, in March 2019, the National People’s Congress of the PRC adopted the PRC Foreign Investment Law, which became effective on January 1, 2020. Among other things, the PRC Foreign Investment Law defines the “foreign investment” as investment activities in China by foreign investors in a direct or indirect manner, including those circumstances explicitly listed thereunder as establishing new projects or foreign invested enterprises or acquiring shares of enterprises in China, and other approaches of investment as stipulated by laws, administrative regulations or otherwise regulated by the State Council. The PRC Foreign Investment Law leaves uncertainty as to whether foreign investors’ controlling PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment” and thus be subject to the restrictions and/or prohibitions on foreign investments. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC counsel. If the PRC government finds that the VIE agreements that establish the structure for operating our podcasts, audio entertainment and other internet related businesses or for importing veterinary drugs do not comply with PRC government restrictions on foreign investment in these industries, or if these regulations change or are interpreted differently in the future, our securities may decline in value or become worthless, we could be subject to severe penalties, including being prohibited from continuing operations.

We are an exempted company with limited liability incorporated in the Cayman Islands and our wholly owned PRC subsidiaries are currently considered foreign-invested enterprise. Accordingly, our PRC subsidiaries are not eligible to provide value-added telecommunication services in China or import veterinary drugs. To ensure strict compliance with the PRC laws and regulations, we conduct such business activities through the VIEs, including Shanghai Guangcheng, Nanjing Xingmu, Suzhou Taicheng, and Suzhou Xingyun. Shanghai Xincheng, Meiyizhi WFOE and Xingmu WFOE, our wholly owned subsidiaries in China, have entered into a series of contractual arrangements with the VIEs and their respective shareholders, which enable us to (i) exercise effective control over the VIEs, (ii) receive substantially all of the economic benefits of the VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of the VIEs and hence consolidate their financial results as the VIEs under U.S. GAAP.

Our PRC counsel, Commerce & Finance Law Offices, is of the opinion that (i) the ownership structures of the VIEs do not contravene any PRC laws or regulations currently in effect; and (ii) the agreements under the contractual arrangements among Shanghai Xincheng, Shanghai Guangcheng and their respective shareholders, among Xingmu WFOE, Nanjing Xingmu and their respective shareholders, among Meiyizhi WFOE, Suzhou Xingyun and their respective shareholders, as well as among Shanghai Xincheng, Suzhou Taicheng and their respective shareholders governed by PRC laws are valid and binding upon each party to such agreements and enforceable against each party thereto in accordance with their terms and applicable PRC laws and regulations currently in effect.

However, there can be no assurance that the PRC government authorities will take a view that is not contrary to or otherwise different from the opinion of our PRC counsel stated above. There is also the possibility that the PRC government authorities may adopt new laws, regulations and interpretations that may invalidate the contractual arrangements.

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment in the value-added telecommunication services industry or certain other businesses, or if the PRC government otherwise finds that we, the VIEs, or any of their subsidiaries are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities would have broad discretion in dealing with such violation or failures, including, without limitation:

•	revoking the business licenses and/or operating licenses of such entities;

•	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and the VIEs;

•

imposing fines on us, placing restrictions on our right to collect revenues, confiscating the income from our PRC subsidiaries or the VIEs, or imposing other requirements with which we or the VIEs may not be able to comply;

•

requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIEs;

•	shutting down our servers or blocking our mobile apps and websites;

•	requiring us to restructure the operations in such a way as to compel us to establish a new enterprise, reapply for the necessary licenses or relocate our businesses, staff and assets;

•	imposing additional conditions or requirements with which we may not be able to comply; or

•	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties may result in a material and adverse effect on our ability to conduct our business operations. The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. The VIE agreements have never been tested in a court of law in China. In addition, new PRC laws, regulations, and rules may be introduced to impose additional requirements, posing additional challenges to our corporate structure and contractual arrangements. If the imposition of any of these penalties causes us to lose the rights to direct the activities of our the VIEs or the right to receive their economic benefits, we would no longer be able to consolidate their financial results and/or claim our contractual control rights over the assets of the VIEs that conduct substantially all of our operations in China, which could materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas or maintenance of the listing status of our ADSs, and the PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval under the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for our future issuance of securities overseas would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Furthermore, we conduct our business primarily through our PRC subsidiaries and the VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the operation of our business, and it may influence our operations, which could result in a material adverse change in our operation and the value of our ADSs. The PRC government has recently indicated an intent to exert more oversight over overseas offerings by and/or foreign investment in China-based issuers like us. For example, on July 6, 2021, relevant PRC government authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which emphasized the need to strengthen the administration over “illegal securities activities” and the supervision on overseas listings by China-based companies, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies, although such opinions did not specify the definition of “illegal securities activities.” Such opinions further provided that the special provisions of the State Council on overseas offerings and listings by those companies limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comments, which require, among others, that PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to file the required documents with the CSRC within three working days after its application for overseas listing is submitted. As of the date of this prospectus, the Draft Overseas Listing Regulations were released for public comments only and the final version and effective date of such regulations are subject to change with substantial uncertainty. In addition, on December 28, 2021, the CAC published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review. There are substantial uncertainties as to the interpretation, application, and enforcement of the Revised Cybersecurity Review Measures and whether to conduct a security offering or maintain our listing status on the NYSE will be subject to the cybersecurity review procedures.

We believe, to the best of our knowledge, our business operations do not violate any of the above PRC laws and regulations currently in force in all material respects. In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on us or otherwise tightening the regulations on companies with a VIE structure. If the CSRC or other relevant PRC regulatory agencies subsequently determine that prior approval is required for any of our future offerings of securities overseas or maintenance of the listing status of our ADSs, we cannot guarantee that we will be able to obtain such approval in a timely manner, or at all. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, not to proceed with such offering or maintain the listing status of our ADSs. If we proceed with any of such offering or maintain the listing status of our ADSs without obtaining the CSRC’s or other PRC regulatory agencies’ approval to the extent it is required, or if we are unable to comply with any new approval requirements which might be adopted for offerings that we have completed prior to the publication of the above-referenced opinions, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs.

Furthermore, if there are any other approvals, filings and/or other administration procedures to be obtained from or completed with the CSRC or other PRC regulatory agencies as required by any new laws and regulations for any of our future proposed offering of securities overseas or the listing of the ADSs, we cannot assure you that we can obtain the required approval or complete the required filings or other regulatory procedures in a timely manner, or at all. Any failure to obtain the relevant approvals or complete the filings and other relevant regulatory procedures may subject us to regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies, which may have a material adverse effect on our business, financial condition or results of operations. In addition, implementation of industry-wide regulations affecting our operations could cause the value of our securities to significantly decline. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact our business, financial condition and results of operations.

On March 15, 2019, the National People’s Congress of the PRC promulgated the Foreign Investment Law of the People’s Republic of China, or the Foreign Investment Law, which came into effect on January 1, 2020 and replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The enacted Foreign Investment Law does not mention concepts such as “actual control” and “controlling PRC companies by contracts or trusts” that were included in the previous drafts, nor did it specify regulation on controlling through contractual arrangements, and thus this regulatory topic remains unclear under the Foreign Investment Law. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, though the Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, such as unwinding our existing contractual arrangements and/or disposal of our related business operations, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations. If any of these occurrences results in our inability to direct the activities of any of the VIEs and/or our failure to receive economic benefits from any of them, we may not be able to consolidate their results into our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with the VIEs and their respective shareholders for our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with the VIEs and their respective shareholders to operate our business in China. These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. For example, the VIEs and their respective shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their respective shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIEs. If any dispute relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by any of the VIEs or their shareholders to perform their respective obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If any of the VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may be limited in our ability to enforce the contractual arrangements that give us effective control over the VIEs, and if we are unable to maintain such control, our ability to consolidate the financial results of the VIEs will be affected. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective sufficient or effective under PRC law. For example, if the shareholders of any of the VIEs refuse to transfer their equity interests in such VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in any of the VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third parties were to impair our control over the VIEs, our ability to consolidate the financial results of the VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

In addition, the individual shareholders of the VIEs may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the VIEs and the validity or enforceability of the contractual arrangements. For instance, in the event that such shareholder divorces his or her spouse, the spouse may claim that the equity interest of the VIEs held by such shareholder is part of their marital or community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the competent court, the relevant equity interest may be obtained by the shareholder’s spouse or another third-party who is not bound by our contractual arrangements, which could result in our losing effective control over the VIEs. Even if we receive a consent letter from the spouse of an individual nominee shareholder of the VIEs where such spouse undertakes that he or she would not take any actions to interfere with the contractual arrangements through which we control such VIEs, including by claiming that the equity interest of the VIEs held by such shareholder is part of their marital or community property, we cannot assure you that these undertakings will be complied with or effectively enforced. In the event that any of them is breached or becomes unenforceable and leads to legal proceedings, it could disrupt our business, distract our management’s attention and subject us to substantial uncertainties as to the outcome of any such legal proceedings. Similarly, if any of the equity interests of the VIEs are inherited by a third-party on whom the current contractual arrangements are not binding, we could lose our control over the VIEs or have to maintain such control at unpredictable cost, which could cause significant disruption to our business operations and harm our financial condition and results of operations.

Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures.

The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be negatively affected.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material and adverse effect on our ability to effectively control the VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to the VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could in turn increase the VIEs’ tax liabilities without reducing our PRC subsidiaries’ tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIEs’ tax liabilities increase or if the VIEs are required to pay late payment fees and other penalties.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the VIEs, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

As part of our contractual arrangements with the VIEs, the VIEs hold certain assets, licenses and permits that are material to our business operations, such as the ICP License and Veterinary Drug Distribution License. The contractual arrangements contain terms that specifically obligate VIEs’ shareholders to ensure the valid existence of the VIEs and restrict the disposal of material assets of the VIEs. However, in the event the VIEs’ shareholders breach the terms of these contractual arrangements and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the VIEs, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if any of the VIEs undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of the assets of such VIE, thereby hindering our ability to operate our business as well as constrain our growth.

Risks Related to Doing Business in China

PRC laws and regulations regarding data security and cybersecurity are evolving. These laws and regulations are subject to change and substantial uncertainties, and could have material impact on our business operation.

PRC regulators, including the Standing Committee of the National People’s Congress, or the SCNPC, the Ministry of Industry and Information Technology of the PRC, or the MIIT and the CAC, have been increasingly focused on regulation in the areas of data security and cybersecurity. A series of laws and regulations relating to the protection of privacy, date security and cyber security have been enacted. However, such laws and regulations are currently evolving and are likely to remain uncertain for the foreseeable future.

On July 1, 2015, the SCNPC, promulgated the National Security Law, or the New National Security Law, which took effect on the same date and replaced the former National Security Law promulgated in 2009. The New National Security Law covers various types of national security including technology security and information security. According to the New National Security Law, the state shall ensure that the information system and data in important areas are secure and controllable. In addition, according to the New National Security Law, the state shall establish national security review and supervision policies and mechanisms, and conduct national security reviews of key technologies and IT products and services that affect or may affect national security. In particular, we are obligated under the New National Security Law to safeguard national security by, for example, providing evidence related to activities endangering national security, providing convenience and assistance for national security work, and providing necessary support and assistance for national security institutions, public security institutions as well as military institutions. As such, we may have to provide data to PRC government authorities and military institutions for compliance with the New National Security Law, which may result in additional expenses to us and subject us to negative publicity which could harm our reputation with users and negatively affect the trading price of our ADSs.

On November 7, 2016, the SCNPC promulgated the Cybersecurity Law, which took effect in 2017. The Cybersecurity Law specifies requirements on user information protection applicable to network operators, who are prohibited from collecting or disclosing without permission or selling individual information with limited exceptions. When network operators become aware of any information of which the release or transmission is prohibited by any law or administrative regulation, they are required to immediately cease transmission of such information, and take measures such as deletion of relevant information to prevent its dissemination. In addition, according to the Cybersecurity Law and relevant regulations, network operators, are obligated to take technical and other necessary measures to ensure the security and stable operation of network, maintain the integrity, confidentiality and availability of network data, and furthermore provide assistance and support in accordance with the law for public security and national security authorities to protect national security or assist with criminal investigations. In addition, the PRC Cybersecurity Law provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure. On September 12, 2022, the CAC proposed a series of draft amendments to the Cybersecurity Law, including raising the size of fines for some violations. Such draft amendments are released for soliciting public comments at this stage and its final form, interpretation and implementation remain substantially uncertain.

On June 10, 2021, the SCNPC, promulgated the PRC Data Security Law, which became effective in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On December 28, 2021, the CAC, together with other authorities, jointly promulgated the Revised Cybersecurity Review Measures, effective on February 15, 2022 and repeal the Cybersecurity Review Measures promulgated on April 13, 2020. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review. Such measures further restate and expand the applicable scope of the cybersecurity review.

On July 30, 2021, the state council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. On December 31, 2021, the CAC together with other relevant administrative departments published the Administrative Provisions on Internet Information Service Algorithm Recommendation, which became effective on March 1, 2022. This recommendation provides that, among others, that algorithm recommendation service providers shall (i) establish and improve the management systems and technical measures for algorithm mechanism and principle review, scientific and technological ethics review, user registration, information release review, data security and personal information protection, anti-telecommunications and Internet fraud, security assessment and monitoring, and security incident emergency response, formulate and disclose the relevant rules for algorithm recommendation services, and be equipped with professional staff and technical support appropriate to the scale of the algorithm recommendation service; (ii) regularly review, evaluate and verify the principle, models, data and application results of algorithm mechanisms, (iii) strengthen information security management, establish and improve a feature database for identifying illegal and bad information, and improve entry standards, rules and procedures; (iv) strengthen the management of user models and user labels, and improve the rules on points of interest recorded into user models and user label management, and shall not record illegal and harmful information keywords into the points of interest of users or use them as user labels to push information.

On November 14, 2021, the CAC released the Regulations on the Network Data Security (Draft for Comments), or the Draft Regulations. The Draft Regulations provide that data processors refer to individuals or organizations that have autonomy over the purpose and the manner of data processing activities such as data collection, storage, utilization, transmission, publication and deletion. In accordance with the Draft Regulations, data processors shall apply for a cybersecurity review for certain activities, including, among other things, (i) the listing abroad of data processors that process the personal information of more than one million users and (ii) any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Draft Regulations requires that data processors that process “important data” or are listed overseas must conduct an annual data security assessment by itself or commission a data security service provider to do so, and submit the assessment report of the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Regulations was released for public comment only, and their respective provisions and anticipated adoption or effective date may be subject to change with substantial uncertainty.

On July 7, 2022, the CAC promulgated the Data Outbound Transfer Security Assessment Measures or the Security Assessment Measures, which came into effect on September 1, 2022. The Security Assessment Measures provides that, among others, data processors shall apply to competent authorities for security assessment when transferring important data abroad or when, in the case of a critical information infrastructure operator, or a personal information processor that has processed personal information of more than one million individuals, transferring personal information abroad.

Furthermore, the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, or the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were issued by the General Office of the State Council and another authority on July 6, 2021 emphasized the need to strengthen the regulations over illegal securities activities and the supervision on overseas listings by China-based companies, and proposed to take effective measures, such as promoting the establishment of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas listed companies, and provided that the special provisions of the State Council on overseas offering and listing by those companies limited by shares will be revised and therefore the duties of domestic industry competent authorities and regulatory agencies will be clarified. As these opinions were newly issued and there are no further explanations or detailed rules and regulations with respect to such opinions, there are still uncertainties regarding the interpretation and implementation of such opinions. Any new rules or regulations promulgated in the future could impose additional requirements on our future overseas capital raising activities.

We are making efforts to comply with the applicable laws, regulations and standards relating to the protection of privacy, date security and cybersecurity. As there remains high uncertainty in the interpretation and enforcement of relevant laws and regulations (including whether the Draft Regulations will be implemented in the proposed form and when they will be implemented), there can be no assurance that our measures will be effective and sufficient, or we would be able to comply with the requirements therein in a timely manner. Failure to comply with such laws and regulations may lead to fines, suspension of business operation, revocation of business permits or licenses and other sanctions, which may have material impact on our business operation. Newly promulgated laws and regulations reflect PRC government further attempts to strengthen the legal protection for the national network security, data security, the security of critical information infrastructure and the security of personal information protection. For details on regulations over data protection and privacy in the PRC, see “Item 4. Information on the Company—4.B. Business Overview—Regulation—Regulations on Cyber Security and Privacy” in our FY 2022 Form 20-F.

In addition, we procure server and system for storage, process and other aspects of business operation from time to time. It remains unclear whether such server and system will fall into the category of the so-called “critical network equipment” or “dedicated network security products” due to lack of specific criteria or standards in the Cybersecurity Law. As such, we cannot assure you that the server and system we have procured or may procure in the future comply with relevant requirements, and we may incur additional costs to comply with such requirements. Also, as the scope of operator of critical information infrastructure is not completely clear, certain parties involved in our business operation (such as, our customers or suppliers) may be deemed as an operator of critical information infrastructure where the cybersecurity review could be required before we enter into relevant business relationships with them which may have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Our PRC subsidiaries and the VIEs are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, their interpretation is not always consistent and their enforcement involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that adversely affected our industry and our business, and we cannot rule out the possibility that it will in the future further release regulations or policies regarding our industry that could further adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

However, as there are still regulatory uncertainties in this regard, we cannot assure you that we will be able to comply with new laws and regulations in all respects, and we may be ordered to rectify, suspend or terminate any actions or services that are deemed illegal by the regulatory authorities and become subject to material penalties, which may materially harm our business, financial condition, results of operations and prospects. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PCAOB is currently unable to inspect completely registered public accounting firms headquartered in China (including our independent auditor) in relation to their audit work performed for the financial statements and the inability of the PCAOB to conduct inspections over auditors deprives our investors with the benefits of such inspections.

Our auditor, the independent registered public accounting firm that issues the audit report included in our annual report filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB. As a result, we and investors in our ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong, which marks the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong without any limitations on scope. The Protocol sets forth, among other terms, that (i) the PCAOB has independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB has direct access to interview and take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors can see complete audit work papers without any redactions. However, uncertainties remain with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

Our ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or in 2023 if proposed changes to the law are enacted. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB identified our auditor as one of the registered public accounting firms that the PCAOB is unable to inspect or investigate completely. As a result, we and investors in our ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements. We were provisionally identified by the SEC on July 29, 2022 under the HFCAA and were conclusively identified as a “Commission-Identified Issuer” on August 22, 2022. See https:// www.sec.gov/hfcaa.

On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong, which marks the first step toward providing access for the PCAOB to inspect and investigate registered public accounting firms in mainland China and Hong Kong without any limitations on scope. See “—The PCAOB is currently unable to inspect completely registered public accounting firms headquartered in China (including our independent auditor) in relation to their audit work performed for the financial statements and the inability of the PCAOB to conduct inspections over auditors deprives our investors of the benefits of such inspections” above in this prospectus.

Furthermore, by the end of 2022, the PCAOB is required to reassess whether China and Hong Kong remain to be jurisdictions where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. A reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

Whether the PCAOB will be able to conduct inspections of auditors is subject to substantial uncertainty and depends on a number of factors out of our, and auditors’, control. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two years, thus reducing the time period before our ADSs may be delisted or prohibited from over-the-counter trading. If this bill were enacted, our ADS could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. in 2023.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCA Act, which, if enacted into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years, instead of three consecutive years as currently enacted in the HFCAA.

On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022, which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCAA in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the President of the U.S. can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all. In the case that the bill becomes the law, it will reduce the time period before our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from fiscal 2024 to 2023.

There are, however, certain differences between the AHFCA Act and the America Competes Act, such as those relating to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to align their respective legislation and pass their amended bills before the President can sign these bills into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the foregoing differences in the respective bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all. However, in the case that the bill becomes the law, it will reduce the time period before our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the U.S. from fiscal 2024 to 2023.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, our directors or our management named in this prospectus based on foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers and directors reside within China for a significant portion of the time and most are PRC nationals. There are also uncertainties regarding the status of the rights of Boqii Holding Limited, our Cayman Islands holding company, with respect to our contractual arrangements with the VIEs, our founders and shareholders. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the U.S. and many other jurisdictions that provide for the reciprocal recognition and enforcement of judgments from the U.S. and many other jurisdictions. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S and many other jurisdictions.

Moreover, the SEC, the U.S. Department of Justice and other U.S. authorities and the comparable authorities from many other jurisdictions may also have difficulties in bringing and enforcing actions against us or our directors or officers in the PRC.

Risks Related to Hong Kong

You may have difficulty enforcing judgments in Hong Kong.

Our WFOEs are wholly-owned by our subsidiaries incorporated in Hong Kong. You may have difficulties in enforcing court judgments obtained in United States courts against our Hong Kong subsidiaries, including judgments relating to the federal securities laws of the United States. There is also doubt as to whether courts in Hong Kong will enforce judgments of United States courts based only upon the civil liability provisions of the federal securities laws of the United States, or the securities laws of any state of the United States.

There may be political risks associated with having business connection with Hong Kong.

Hong Kong is a Special Administrative Region of the People’s Republic of China, with its own executive, judicial and legislative branches. Hong Kong enjoys a high degree of autonomy from China under the principle of “one country, two systems.” As a result of this political structure, we enjoy certain benefits, including tax benefits when we hold our WFOEs through our subsidiaries incorporated in Hong Kong. However, we can give no assurance that Hong Kong will continue to enjoy the same level of autonomy from China. For example, if our Hong Kong subsidiary is deemed as a PRC company when the PRC government no longer treats Hong Kong as “offshore,” we may not be able to enjoy the double tax treaty reached between Hong Kong and mainland China and our Hong Kong company may be subject to the supervision of SAFE, which will lead uncertainty to cross-border capital flows. In particular, China could determine to treat any cash located in Hong Kong as subject to the same distribution rules as mainland China and our cash located in Hong Kong could therefore be subject to the same risks as that located in mainland China. Any intervention by the government of China in the affairs of Hong Kong, in breach of the “one country, two systems” principle, may adversely affect our business and ability to raise capital.

Potential change of circumstances in Hong Kong may adversely affect our business.

Hong Kong is a special administrative region of the PRC with its own government. Hong Kong enjoys a high degree of autonomy from the PRC under the principle of “one country, two systems.” However, there can be no assurance that our corporate structure, business operation, financial condition and results of operations will not be adversely affected as a consequence of the exercise of PRC sovereignty over Hong Kong. For example, a series of large demonstrations in Hong Kong in 2019 has adversely affected the local economy and resulted in the enactment of the Hong Kong National Security Law in 2020. On July 14, 2020, the President of U.S. signed an executive order to end the special status enjoyed by Hong Kong under the United States-Hong Kong Policy Act of 1992. Hong Kong’s position and reputation as an international financial and trade center may be further damaged, and our business may be materially and adversely affected.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the Securities as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association (the “MAA”), as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$200,000 divided into 200,000,000 shares of a par value of US$0.001 each, consisting of (i) 129,500,000 Class A ordinary shares of par value of US$0.001 each, (ii) 15,000,000 Class B ordinary shares of par value of US$0.001 each, and (iii) 55,500,000 shares of US$0.001 each of such class or classes (however designated) as the board of directors may determine in accordance with the Post-IPO MAA. As of the date of this prospectus, we have 68,781,070 ordinary shares that are issued and outstanding, comprising 55,743,341 Class A ordinary shares and 13,037,729 Class B ordinary shares.

Our Memorandum and Articles of Association

The following is a summary of material provisions of our MAA as well as the Companies Act insofar as they relate to the material terms of the Class A ordinary shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Memorandum and Articles of Association, which has been initially filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 3.2 to our Registration Statement on Form F-1 (File No. 333-248641), as amended, on September 8, 2020, which we incorporate by reference into this prospectus.

Registered Office and Objects

Our registered office in the Cayman Islands is at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

According to Clause 3 of our MAA, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by the Companies Act or as the same may be revised from time to time, or any other law of the Cayman Islands.

Board of Directors

Our board of directors consists of five directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that (a) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of our company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. For more information, see “Item 6. Directors, Senior Management and Employees” in our FY 2022 Form 20-F.

Preemptive Rights

Our shareholders do not have preemptive rights.

Limitations or Qualifications

We have adopted a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 20 votes. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Due to the super voting power of Class B ordinary shareholder, the voting power of the Class A ordinary shares may be materially limited.

Ordinary Shares

General. Holders of ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue share to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our MAA and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our MAA provide that dividends may be declared and paid out of our profits, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. Our ordinary shares will be divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person who is not a founder or an affiliate of a founder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not a founder or an affiliate of a founder becomes a beneficial owner of such Class B ordinary shares, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share.

Voting Rights. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Each Class A ordinary share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company and each Class B ordinary share shall be entitled to 20 votes on all matters subject to vote at general and special meetings of our company.

A quorum required for a meeting of shareholders consists of one or more shareholders holding a majority of all votes attaching to the issued and outstanding shares entitled to vote at general meetings, which shall include Merchant Tycoon Limited and any other entity that holds shares on behalf of and is jointly controlled by our Founders present in person or by proxy or, if a corporation or other nonnatural person, by its duly authorized representative. As an exempted company incorporated in the Cayman Islands, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our MAA provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our board of directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the NYSE. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our MAA do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least thirty (30) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our MAA.

Transfer of Ordinary Shares. Subject to the restrictions in our MAA as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid up share capital, the assets will be distributed so that, as nearly as possible, the losses are borne by our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a Class A ordinary share and a holder of a Class B ordinary share will be the same in any liquidation event. .

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by or by an ordinary resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our MAA. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if we have has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares (and as otherwise determined by the directors), the rights attached to any class or series of shares may, subject to any rights or restrictions for the time being attached to any class or series of shares, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series by two-thirds of the votes cast at such a meeting. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charge, any special resolution passed by our shareholders). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information About Us” in this prospectus.

Issuance of Additional Shares. Our MAA authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent authorized but unissued.

Our MAA also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our MAA may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of us (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of shareholders and creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are, in each case present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Controlling Shareholders’ Fiduciary Duties

Under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders. As a matter of Cayman Islands law and in contrast to the position under Delaware law, controlling shareholders of Cayman Islands companies do not owe any such fiduciary duties to the companies they control or to the minority shareholders of such companies under Cayman Islands law. Controlling shareholders of Cayman Islands companies may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints, including that the exercise of voting rights to amend the memorandum or articles of association of a Cayman Islands company must be exercised bona fide for the benefit of the company as a whole.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we may, but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law or NYSE rules from being a director; or (vi) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our Company are required to comply with fiduciary duties which they owe to our Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the Company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a)	is or is likely to become unable to pay its debts; and

(b)	intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders representing not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association that require our Company to disclose shareholder ownership above particular ownership threshold.

Changes in Capital

The requirements of the Memorandum and Articles of Association regarding changes in capital are not more stringent than the requirements of Cayman Islands law.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, issues and delivers American Depositary Shares, also referred to as ADSs. Each ADS will represent 4.5 Class A ordinary shares (or a right to receive 4.5 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to a Registration Statement on Form F-6 (File No. 333-248968) for our company on September 22, 2020. The form of ADR has been initially filed with the SEC as an exhibit to our Registration Statement on Form F-1 (File No. 333-248641), as amended, on September 8, 2020.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Item 10. Additional Information—10.E. Taxation” in our FY 2022 Form 20-F. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions. The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A ordinary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the Class A ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, warrants, or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell or distribute the Securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may issue the Securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the Securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our Securities through any of these methods or other methods described in the applicable prospectus supplement.

Our Securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the public offering price of the Securities; and

•	any exchange on which the Securities will be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the Securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the Securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the Securities in order to facilitate transactions in any of our other Securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the Securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered Securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the Securities offered through this prospectus, we will sell the Securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those Securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the Securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered Securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those Securities. The terms of any such sales will be described in the applicable prospectus supplement.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase Securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the Securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular Securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and a significant portion of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely:

•

to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and

•

in original actions brought in each respective jurisdiction, to impose liabilities against us or our directors or officers predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Hong Kong) LLP, that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. Maples and Calder (Hong Kong) LLP has informed us that in those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without t retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

PRC

Commerce & Finance Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Commerce & Finance Law Offices, our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding the ADSs or ordinary shares.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the Securities offered pursuant to this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our special United States counsel, to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of PricewaterhouseCoopers Zhong Tian LLP is located at 42th Floor, New Bund Center, 588 Dongyu Road, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.brbiotech.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our written request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

PART II

Information Not Required in Prospectus

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our currently effective twelfth amended and restated memorandum and articles of association provides for indemnification of every directors, officers and their against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our MAA. A form of indemnification agreement has been filed as Exhibit 10.2 to our registration statement on Form F-1 (File No. 333-248641), as amended, initially filed with the SEC on September 8, 2020.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9.	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 10.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
3.1		Twelfth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to our registration statement on Form F-1 (File No. 333-248641), as amended, initially filed with the SEC on September 8, 2020)
4.1		Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.2 to our registration statement on Form F-1 (File No. 333-248641), as amended, initially filed with the SEC on September 8, 2020)
4.2		Form of Deposit Agreement among the Registrant, the depositary and owners of the American Depositary Shares (incorporated by reference to Exhibit 4.3 to our registration statement on Form F-1 (File No. 333-248641), as amended, initially filed with the SEC on September 8, 2020)
4.3		Form of Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.3 to our registration statement on Form F-1 (File No. 333-248641), as amended, initially filed with the SEC on September 8, 2020)
4.4	*	Form of Warrant Agreement
4.5	*	Form of Unit Agreement
5.1		Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Securities
5.2	*	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of the Securities
23.1		Consent of PricewaterhouseCoopers Zhong Tian LLP, independent registered public accounting firm
23.2		Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)
23.4		Consent of Commerce & Finance Law Offices
24.1		Power of Attorney (included on signature page hereof)
107		Calculation of Filing Fee Tables

* To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 18, 2022.

Boqii Holding Limited

By:	/s/ Yingzhi (Lisa) Tang
	Name:	Yingzhi (Lisa) Tang
	Title:	Director, co-Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hao (Louis) Liang and Yingzhi (Lisa) Tang and each of them, individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hao (Louis) Liang	Director, Chairman and Chief Executive Officer	October 18, 2022
Hao (Louis) Liang	(principal executive officer)

/s/ Yingzhi (Lisa) Tang	Director, co-Chief Executive Officer and Chief Financial Officer	October 18, 2022
Yingzhi (Lisa) Tang	(principal financial officer and principal accounting officer)

/s/ Noorsurainah Tengah	Independent Director	October 18, 2022
Noorsurainah Tengah

/s/ Dong Li	Independent Director	October 18, 2022
Dong Li

/s/ Leaf Hua Li	Independent Director	October 18, 2022
Leaf Hua Li

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Boqii Holding Limited, has signed this registration statement or amendment thereto in New York on October 18, 2022

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.